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Welcome to the VeriFone tender offer website for the Offer to Exchange Certain Options for Replacement Stock Options.

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Welcome to the VeriFone Holdings, Inc. Stock Option Exchange Offer website

VeriFone is pleased to announce the launch of its Stock Option Exchange Offer. The objective of this offer is to restore the retention and incentive value of existing stock options by providing eligible optionees the opportunity to exchange eligible underwater options for a lesser number of replacement options with a new exercise price at a current market price of VeriFone common stock.

You may take advantage of this offer with respect to eligible options, which are options that meet the following conditions:

i. The option has an exercise price of $16.25 or higher;

ii. The option was granted on or before October 7, 2008;

iii. The option is held by an individual who is an active employee or consultant of VeriFone (or its majority-owned subsidiaries) at the time of the election and at the time of the grant date of the new option; and

iv. The option is outstanding at the expiration date of this offer.

The specifics of the offer are described in the documents being made available to you on the “Offer Information” tab. These documents make up the offer. Before making your election, please make sure you have read and understand each of these documents.

Highlights

October 8, 2009 – Offer start date

November 6, 2009, 9:00 p.m. U.S. Eastern Time – last day to make or change your election

To make or change your election select the “Make an Election” tab

Key Steps

Here are the steps to participate:

1. Carefully review each of the offer documents on the “Offer Information” tab

2. Select the “Make an Election” tab or click on the “Make an Election” button at the bottom of the Offer Information page

3. Follow the election instructions available on the “Make an Election” tab and complete all 4 steps on the Make an Election tab no later than 9:00 p.m. U.S. Eastern Time on November 6, 2009

4. You may return to the “Make an Election” tab to change your election no later than 9:00 p.m. U.S. Eastern Time on November 6, 2009

Important Reminder

This offer expires at 9:00 p.m., U.S. Eastern Time, on November 6, 2009, unless VeriFone extends the expiration date as described in the offer documents.

Offer Information

Offer Information Page

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VERIFONE HOLDINGS, INC.

OPTION EXCHANGE OFFER

Before making your election, please make sure you have read and understand the documents that make up this offer. These documents explain how the Offer to Exchange works, important terms and information you should consider and how to participate. You can access these offer documents by clicking the links below:

These PDF documents require Adobe Acrobat Reader, which may be downloaded free of charge at http://www.adobe.com/downloads/.

- E-mail Announcing Offer
- Offer to Exchange
- Schedule TO – Tender Offer Statement
- Election Instructions
- Agreement to Terms of Election
- VeriFone 2006 Equity Incentive Plan
- VeriFone Form of Stock Option Notice and Agreement for U.S. Employees
- VeriFone Form of Stock Option Notice and Agreement for non-U.S. Employees, excluding Israel

Additional Country-Specific Documents:

ISRAEL

- Consent Agreement to Israel Tax Authority Tax Ruling
- VeriFone Form of Stock Option Notice and Agreement - Israel
- Appendix to 2006 Equity Incentive Plan for Grantees in Israel

FRANCE

- Rules of the VeriFone Holdings, Inc. 2006 Equity Incentive Plan for Grantees in France

Copies of Information Session Materials

- Information Session Slide Presentation
- Offer to Exchange Frequently Asked Questions

A paper copy of these offer documents are also available by contacting your local Human Resources Partner or VeriFone's Equity Department at **i_equityteam@verifone.com** or **+1 (408) 232-7877**

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Election Form

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Important Reminder

This offer expires at 9:00 p.m., U.S. Eastern Time, on November 6, 2009, unless VeriFone extends the expiration date as described in the offer documents.

Election Form (Step 1 of 4) – Make your election

Before making your election, please make sure you have received, read and understand the documents that make up this Offer to Exchange listed under the caption “Offer Documents” below. Capitalized terms not defined in this Election Form are defined in the Offer to Exchange.

Your Eligible Options:

Original Grant Date Expiration Date Option Number Exercise Price Per Share Shares Subject to Eligible Options Shares Vested Shares Unvested Exchange Ratio (a) Number of Replacement Options Exchange Entire Eligible Option?

01/02/08 01/02/15 $19.81 2,000 750 1,250 1.53 for 1 1,307 Yes No

(a) The Exchange Ratio represents the number of Eligible Options which must be surrendered for the receipt of one replacement option.

Offer Documents:

1. Offer to Exchange Certain Stock Options for Replacement Stock Options (the “Offer to Exchange”);

2. E-mail from Douglas G. Bergeron dated October 8, 2009 Announcing the Offer to Exchange and Providing Instructions for Accessing the Offer to Exchange Website;

3. Election Form for Offer to Exchange (this “Election Form”);

4. Instructions Forming Part of the Terms and Conditions of the Offer to Exchange (the “Election Instructions”), as set forth below on this Election Form

5. Agreement to Terms of Election, as set forth below on this Election Form;

6. VeriFone Holdings, Inc., 2006 Equity Incentive Plan, as amended and restated; and

7. VeriFone Holdings, Inc., forms of option agreements.

You should have received the Offer to Exchange Certain Stock Options for Replacement Stock Options through the same delivery method we typically use to inform you of stock option grants, which generally is your VeriFone-assigned e-mail or your mailing address. The Offer documents are also accessible on the “Offer Information” tab on this website or by contacting your local Human Resources Partner or VeriFone’s Equity Department at i_equityteam@verifone.com or by telephone at +1(408)232-7877

The Offer to Exchange is subject to the terms of the Offer Documents, as they may be amended. The Offer to Exchange provides eligible and consultants who hold eligible stock options the opportunity to exchange these eligible options for replacement options as described in Section 1 of the Offer to Exchange. This Offer to Exchange expires at 9:00 p.m., U.S. Eastern Time, on November 6, 2009, unless VeriFone extends the Expiration Date as described in Section 18 of the Offer to Exchange. Please follow the instructions below to make your election.

If you wish to participate in the Offer to Exchange, please check the “Yes” box in the “Exchange Entire Eligible Option” column next to each Eligible Option you wish to tender for exchange under the Offer to Exchange. Please note that if the “No” box is checked under the “Exchange Entire Eligible Option” column, the applicable

Eligible Option will not be exchanged and will remain outstanding subject to its original terms. If you do not select the “Yes” choice with respect to an Eligible Option, your election with respect to that option will default to “No”. In that event, the option will not be exchanged.

You may change your election by submitting a new properly completed and signed Election Form prior to the Expiration Date, which will be 9:00 p.m., U.S. Eastern Time, on November 6, 2009, unless we extend the Offer to Exchange. The last valid election in place prior to the expiration of the Offer to Exchange shall control.

YOU ARE NOT REQUIRED TO TENDER YOUR ELIGIBLE OPTIONS, AND PARTICIPATION IN THIS OFFER TO EXCHANGE IS COMPLETELY VOLUNTARY.

Your submission of this Election Form indicates that you have read and agreed to the Agreement to the Terms of Election and the Offer Documents.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER TO EXCHANGE

Capitalized terms have the meaning provided in the Election Form

1. Participation in the Offer to Exchange. Participation in the Offer to Exchange is completely voluntarily. If you elect not to exchange some or all of your Eligible Options pursuant to the Offer to Exchange, then you will retain those Eligible Options under their original terms.

2. Delivery of Election Form. A properly completed and duly executed Election Form must be received by VeriFone by 9:00 p.m., U.S. Eastern Time, on November 6, 2009 (unless the Offer to Exchange is extended). If we do not receive a properly completed and duly executed Election Form (either electronically through the Exchange Website or through a paper Election Form) from you before the Expiration Date, we will not accept your Eligible options for exchange and such eligible options will not be exchanged pursuant to the Offer to Exchange.

The delivery of all required documents, including your Election Form, is at your risk.

3. Confirmation. VeriFone intends to confirm the receipt of your Election Form by e-mail within 48 hours. If you have not received an e-mail confirmation after 48 hours have elapsed, we recommend that you confirm that we have received your Election Form by contacting the Equity Department via e-mail at i_equityteam@verifone.com or by telephone at +1 (408) 232-7877. If you have not received such a written confirmation, it is your responsibility to ensure that your Election Form has been received by VeriFone by 9:00 p.m., U.S. Eastern Time, on November 6, 2009 (unless the Offer to Exchange is extended).

Our receipt of your Election Form is not by itself an acceptance of your eligible options for exchange. For purposes of the Offer to Exchange, we will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when we give written notice to the option holders generally of our acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication.

4. Withdrawal; Changes. Your elections to participate or not participate in the Offer to Exchange may be changed at any time and as often as you wish before 9:00 p.m., U.S. Eastern Time, on November 6, 2009 (unless the Offer to Exchange is extended).

To withdraw some or all of your tendered options you must deliver a new Election Form and mark “NO” in the “Exchange Entire Eligible Option?” column of the Eligible Options table next to each tendered Eligible Option grant that you elect to withdraw. You may not rescind any withdrawal and any eligible options withdrawn will be deemed not properly tendered for purposes of the Offer to Exchange, unless you properly re-elect to exchange those options by delivering a new Election Form to VeriFone before 9:00 p.m., U.S. Eastern Time, on November 6, 2009 (unless the Offer to Exchange is extended). A properly completed and submitted new Election Form supersedes your previous Election Form. You must mark your election as to each of your Eligible Options in each new Election Form. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form we receive before 9:00 p.m., U.S. Eastern Time, on the Expiration Date.

5. Signatures. You are deemed to have electronically signed the Election Form by clicking “I Agree” if you submit your election through the Exchange Website. If you submit a paper Election Form you must physically sign the Election Form.

6. Requests for Assistance or Paper Copies. If you are not able to submit your Election Form electronically via the Exchange Website, you must complete a paper Election Form and return it to the Equity Department either by e-mail to i_equityteam@verifone.com or by facsimile to +1 (408) 232-7877 before 9:00 p.m., U.S. Eastern Time, on November 6, 2009 (unless the Offer is extended). These are the only two acceptable methods for submitting a paper Election Form. Please either print the Election Form from the Exchange Website or contact the Equity Department for a paper Election Form.

PAPER ELECTION FORMS SUBMITTED BY ANY OTHER MEANS, INCLUDING HAND DELIVERY, EMAIL TO ANY OTHER ADDRESS, INTEROFFICE MAIL, U.S. MAIL (OR OTHER POST) AND OVERNIGHT OR OTHER COURIER ARE NOT PERMITTED, AND WILL NOT BE ACCEPTED, WE INTEND TO SEND YOU A CONFIRMATION STATEMENT OF YOUR ELECTION WITHIN 48 HOURS FOLLOWING RECEIPT OF YOUR ELECTION FORM.

For general questions concerning the Offer to Exchange please email the Equity Department at i_equityteam@verifone.com.

7. Reservation of Rights. VeriFone reserves the right, at our discretion, at any time, to extend the period of time during which the Offer to Exchange is open and delay the acceptance for exchange of any options. If we extend the Expiration Date, we will also extend your right to make or withdraw elections with respect to Eligible Options until such extended Expiration Date. In the case of an extension, we will issue a press release, e-mail or other form of written communication to Eligible Optionees no later than 9:00 a.m., U.S. Eastern Time, on the next U.S. business day after the previously scheduled Expiration Date.

We also reserve the right, in our reasonable judgment, before the Expiration Date to terminate or amend the Offer to Exchange by giving written notice of the termination or postponement to you.

Subject to compliance with applicable law, we further reserve the right, before the Expiration Date, in our reasonable discretion, to amend the Offer to Exchange in any respect, including by decreasing or increasing the consideration offered in the Offer to Exchange.

8. Important Tax Information. If you are a U.S. tax resident, you should refer to Section 17 of the Offer to Exchange, which contains material U.S. federal income tax information concerning the Offer to Exchange. If you are subject to the tax laws of a country other than the United States, even if you are a resident of the United States, you should be aware that there may be other tax consequences that may apply to you. Tax consequences may vary depending on each individual’s circumstances. Schedule A of the Offer to Exchange provides disclosures regarding material tax consequences of the Offer in countries other than the United States. You should review these disclosures carefully before deciding whether or not to participate in the Offer to Exchange.

We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating or not participating in the Offer to Exchange.

9. Irregularities. We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any Election Form or any options elected to be exchanged that we determine are either not in appropriate form or are unlawful to accept. We also reserve the right to waive any of the conditions of the Offer to Exchange or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

10. Copies. You should retain a copy of your completed and signed Election Form and confirmation statement for your records.

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE OFFER TO EXCHANGE, A PROPERLY COMPLETED AND SIGNED ELECTION FORM MUST BE RECEIVED BY THE COMPANY BY THE EXPIRATION DATE, WHICH IS 9:00 P.M. U.S. EASTERN TIME, ON NOVEMBER 6, 2009, UNLESS WE EXTEND THE EXPIRATION DATE.

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Election Form – Review Your Election Screen

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VERIFONE HOLDINGS, INC.

Election Form (Step 2 of 4) – Review your election

You have made the following election with respect to your eligible options:

Your Eligible Options:

Original Grant Date Expiration Date Option Number Exercise Price Per Share Shares Subject to Eligible Options Shares Vested Shares Unvested Exchange Ratio (a) Number of Replacement Options Exchange Entire Eligible Option?

Yes No

(a) The Exchange Ratio represents the number of Eligible Options which must be surrendered for the receipt of one replacement option.

In accordance with the terms outlined in the Offer Documents, if you elect to exchange your Eligible Options, you will receive replacement options covering the number of shares of common stock as determined by the exchange ratios described in the Offer to Exchange. The replacement options will vest as to 25% on the one-year anniversary of the Replacement Grant Date, and as to 1/16th each quarter thereafter, conditional upon your continued employment or consultant agreement, as applicable, with VeriFone or any of its majority-owned subsidiaries through each relevant vesting date. This means that all replacement options will be completely unvested on the Replacement Grant Date, regardless of whether the surrendered options were partially or wholly vested. You will lose your rights to all Eligible Options exchanged under this Offer to Exchange. See Sections 1 and 6 of the Offer to Exchange for further information.

BY MAKING AN ELECTION UNDER THIS OFFER TO EXCHANGE YOU ARE AGREEING TO ALL THE TERMS OF THE OFFER TO EXCHANGE AS SET FORTH IN THE OFFER DOCUMENTS.

Further, in making an election under this Offer to Exchange, you agree that VeriFone may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer to Exchange. Such personal data may be transferred to VeriFone and to any third parties assisting VeriFone with this Offer to Exchange, and these recipients may be located in the U.S. or elsewhere.

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Election Form – Agreement to Terms of Election

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Election Form (Step 3 of 4) – Agreement to Terms

Agreement to Terms of Election

By submitting an election to exchange my Eligible Options, I understand and agree to each of the following (capitalized terms have the meaning provided in the Election Form):

1. I have received copies of the Offer Documents and agree to exchange the Eligible Options selected for exchange for replacement options as indicated on the Election Form in accordance with the terms of the Offer to Exchange as set forth in the Offer to Exchange dated October 8, 2009 and the Election Form, of which I hereby acknowledge receipt. Each Eligible Option indicated for participation in the Offer to Exchange on the Election Form will be cancelled on November 6, 2009 or, if the Offer to Exchange is extended, on the extended expiration date. A replacement option will be granted to me on November 6, 2009 in accordance with the terms of the Offer to Exchange or, if the Offer to Exchange is extended, on the extended expiration of the Offer to Exchange.

2. The Offer to Exchange is currently set to expire at 9:00 P.M., U.S. Eastern Time, on November 6, 2009, unless the Company, in its discretion, extends the period of time during which the Offer to Exchange will remain open.

3. If I cease to be an employee or consultant of VeriFone or any of its majority-owned subsidiaries before VeriFone grants my replacement options in exchange for my Eligible Options, I will not receive any replacement options. Instead, I will keep my current Eligible Options and they will expire in accordance with their terms. I understand that participation in the Offer to Exchange does not constitute nor will it be construed as providing any right to continued employment or service with VeriFone or any of its majority-owned subsidiaries for any period, and that my employment or service can be terminated at any time by me or VeriFone or any of its majority-owned subsidiaries, with or without cause or notice, in accordance with the current terms of my employment or consulting agreement, as applicable.

4. Until the Offer to Exchange expires on the Expiration Date, I will have the right to amend or withdraw the elections that I have made with respect to some or all of my Eligible Options that I elected to exchange. However, after the Expiration Date, I will not be able to amend or withdraw my election. The last properly submitted election, whether electronically or in paper form, prior to the expiration of the Offer to Exchange shall be binding. I may withdraw my tendered Eligible Options at any time prior to the Expiration Date.

5. The tender of some or all of my Eligible Options will constitute my acceptance of all of the terms and conditions of the Offer to Exchange. Acceptance by VeriFone of my Eligible Options pursuant to the Offer to Exchange will constitute a binding agreement between VeriFone and me upon the terms and subject to the conditions of the Offer to Exchange. I understand that my elections will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors and assigns.

6. I am the registered holder of the Eligible Options tendered hereby, and my name and other information appearing on the Election Form are true and correct or, if not believed to be correct, I undertake to promptly notify VeriFone’s Equity Department of any necessary changes.

7. I understand and acknowledge that my participation in the Offer to Exchange is voluntary and I am not required to tender any of my Eligible Options pursuant to the Offer to Exchange.

8. Neither VeriFone nor any independent firms hired by VeriFone with respect to the Offer to Exchange can give me legal, tax or investment advice with respect to the Offer to Exchange. I have been advised to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer to Exchange.

9. Under certain circumstances set forth in the Offer to Exchange, VeriFone may terminate or amend the Offer to Exchange and postpone its acceptance of the Eligible Options I have elected to exchange. Should the Eligible Options tendered herewith not be accepted for exchange, such Eligible Options will continue to be governed by their original terms and conditions.

10. I understand that if I do not clearly mark the box electing to exchange each of my Eligible Options on the Election Form, such Eligible Options will not be exchanged.

11. I understand that none of VeriFone, the Compensation Committee of the Board of Directors or the Board of Directors of VeriFone has made or is making any recommendation as to whether I should elect to participate in this Offer to Exchange and to exchange my Eligible Options and that I must make my own decision whether to exchange my Eligible Options, taking into account my own personal circumstances and preferences. I understand that the replacement options may decline in value when I decide to exercise such options. I further understand that past and current market prices of VeriFone common stock may provide little or no basis for predicting what the market price of VeriFone common stock will be when VeriFone grants me replacement options in exchange for my tendered Eligible Options or at any other time in the future.

12. I agree to all terms and conditions of the Offer to Exchange as set forth in the Offer Documents, including (1) the Offer to Exchange; (2) the E-mail from Douglas G. Bergeron dated October 8, 2009 Announcing the Offer to Exchange and Providing Instructions for Accessing the Offer to Exchange Website; (3) the Election Form; (4) the Election Instructions; (5) this Agreement to Terms of Election; (6) the VeriFone Holdings, Inc. 2006 Equity Incentive Plan, as amended and restated, and (7) the VeriFone Holdings, Inc. forms of option agreements.

By clicking on the “I Agree” button below and submitting my Election, I acknowledge that I have read and understand the Offer Documents and I agree that my Election is subject to the terms, conditions and restrictions contained in the Offer Documents, including this Agreement to Terms of Election.

Email Address:

Employee ID:

Important for Optionees in Israel: In order to complete your Election to participate in the Offer to Exchange, you must sign the “Consent Agreement to Israel Tax Authority Tax Ruling” and return the signed consent form by e-mail to shimrit_h1@verifone.com or by facsimile to 97-2-39027645 (Tel Aviv). If you need a copy of this Consent Agreement, please make an e-mail to shimrit_h1@verifone.com

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I AGREE

An e-mail will be sent to the e-mail address above confirming your election after you select the “I Agree” button.

Election Form - Print Confirmation

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VERIFONE HOLDINGS, INC.

Election Form (Step 4 of 4) – Print Confirmation

Your election information has been recorded as follows:

Your Eligible Options:

Original Grant Date	Expiration Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Shares Vested	Shares Unvested	Exchange Ratio (a)	Number of Replacement Options	Exchange Entire Eligible Option?

(a) The Exchange Ratio represents the number of Eligible Options which must be surrendered for the receipt of one replacement option.

You may change your election by logging into this website and submitting a new Election prior to the expiration date of this offer, which is 9:00 p.m., U.S. Eastern Time, on November 6, 2009, unless we extend the offer period. **The last valid election submitted prior to the expiration of the offer shall represent your final, irrevocable tender of Eligible Options.**

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Printable Election Confirmation Page

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Election Confirmation

Your election has been recorded as follows:

Name:

Employee ID:

Date of Election:

10/07/2009 04:57:11 PM U.S. Eastern Time

Your Eligible Options:

Original Grant Date

Expiration Date

Option Number

Exercise Price Per Share

Shares Subject to Eligible Options

Shares Vested

Shares Unvested

Exchange Ratio (a)

Number of Replacement Options

Exchange Entire Eligible Option?

(a) The Exchange Ratio represents the number of Eligible Options which must be surrendered for the receipt of one replacement option.

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records. The last valid election submitted prior to the expiration of the offer shall represent your final, irrevocable tender of Eligible Options.

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Additional Resources / Contact Information

Please refer to the below information for any questions regarding the Stock Option Exchange Offer

Additional Information

FAQs

Information Session Slide Presentation

Contact the Equity Department at SJC

By email: i_equityteam@verifone.com

By phone: +1 (408) 232-7877

Contact your local Human Resources Partner

U.S.: Dawn_L1@verifone.com (916) 625-1830

EMEA: Mandy_J1@verifone.com +44 1895275216

LAC: Diego_P1@verifone.com 55 11 3169 8737

ASPAC: Ella_L2@verifone.com +8867-3658613

Israel: Shimrit_H1@verifone.com 972-3-9029730 Ext. 8144

Important: Verifone and/or any independent firms hired by Verifone with respect to this Offer to Exchange cannot give legal, tax or investment advice with respect to this offer. Please carefully read all the Offer Documents and consult with your own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer to Exchange.

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